UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

ANDOVER MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA		01845
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 557-1001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2006, the board of directors (“Board of Directors”) of Andover Medical, Inc. (the “Company”) appointed Marshall S. Sterman as a Director. Mr. Sterman is currently the Chief Executive Officer and President of The Mayflower Group, Ltd., a Boston, Massachusetts based merchant bank, where he has been employed since 1986. He also serves as a Director of Net Currents, Inc. and WaterChef, Inc. and Chairman of Medical Solutions Management, Inc., WiFiMed, Inc. and Bellacasa Productions, Inc. He previously served as managing partner of Cheverie and Company and MS Sterman & Associates, both merchant banking firms, and principal of Sterman & Gowell Securities, an investment banking and securities firm. During his over 40 years of investment banking/corporate finance experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker. Mr. Sterman served as an officer in the US Navy and holds his BA from Brandeis University and his MBA from Harvard University.

There is no arrangement or understanding between Mr. Sterman and any other persons pursuant to which he was selected as a director. Mr. Sterman has not been appointed to any committee of the Board of Directors. During the past two years, there were no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Sterman had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER MEDICAL, INC.

Date: October 23, 2006	By:	/s/ Edwin A. Reilly
Name: Edwin A. Reilly
Title: President